Exhibit 99.1
NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 http://www.globalscape.com/company/contact.aspx

GlobalSCAPE® and nuBridges® Team to Protect Sensitive Data in Motion and at Rest

Combined Offerings Help Enterprises Meet Growing Cybersecurity Challenges

SAN ANTONIO, TEXAS, July 22, 2009 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced a partnership with nuBridges, a leading provider of secure eBusiness solutions, that will significantly extend the breadth of business-to-business (B2B) information security solutions available for enterprise customers. Under the terms of this new agreement, GlobalSCAPE will offer the award-winning nuBridges Protect TM and nuBridges Exchange TM solutions to its customers, and the two companies will share the sales revenue.

Complementing GlobalSCAPE's solutions for securing data in motion, nuBridges Protect offers protection for sensitive data at rest in databases, applications, and associated backup storage. nuBridges Protect was recently proclaimed the winner of the 2009 Global Excellence in Compliance Solution Award by the Info Security Products Guide. The nuBridges Exchange solution helps companies establish a secure B2B Gateway that supports automated and ad hoc file exchanges, a broad variety of protocols, robust trading partner management, and internal file transfer. It also provides a visibility console for management, compliance, and auditing across all file transfer events.

By strengthening its solution suite with nuBridges products, GlobalSCAPE's customers can execute a more comprehensive information security strategy-one that accounts for data in motion and at rest, across multiple enterprise platforms. The combined offerings help companies comply with mandates such as the Payment Card Industry's Data Security Standard (PCI DSS) and other industry and government data security and privacy laws. Further, nuBridges' proven solutions will now be available to GlobalSCAPE's broad audience of global enterprise customers.

The market need for comprehensive information security solutions, like those provided by GlobalSCAPE and nuBridges, continues to grow. The 2009 Verizon Data Breach report revealed that more electronic records were breached last year than in the four consecutive years preceding it. In addition, the U.S. Government's recent Cyberspace Policy Review also highlighted information security challenges for the public and private sectors.

"We're pleased to have established a close relationship with a market leader in managed file transfer," said Paul Olson, CEO of nuBridges. "With its proven expertise in securing data in motion and strong customer base-including virtually all of the Fortune 100-GlobalSCAPE will be an excellent advocate for nuBridges' software and services."

"With increasing demand among corporations and governments worldwide to improve their information security posture, the timing is ideal to partner with nuBridges. We share a vision of providing a practical, auditable, and highly secure solution suite for data at rest and in motion," said Jim Morris, GlobalSCAPE's CEO. "nuBridges is an expert in this arena and our customers will greatly benefit from having these award-winning products."

About nuBridges

nuBridges is a leading provider of software and services to protect sensitive data at rest and in transit, and to transfer data internally or externally with end-to-end security, control and visibility. nuBridges encryption, key management, managed file transfer and B2B integration solutions are used to comply with security mandates and to digitally integrate business processes among enterprises, systems, applications and people. Over 3,000 customers depend on nuBridges secure eBusiness solutions to encrypt millions of credit cards, exchange billions of dollars in B2B transactions and enable countless business-critical file transfers including Walmart, Amazon.com, Timberland, American Eagle Outfitters, Belk, Bon Ton, Wachovia, Sun Trust, AIG, CheckFree and Verizon. nuBridges is headquartered in Atlanta, Georgia, USA. More information is available at www.nubridges.com.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) solutions for securely exchanging critical information over the Internet, within an enterprise, or with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products, visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.